EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
American Pacific Corporation
Las Vegas, Nevada
We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (Nos. 333-153758, 333-150720, 333-131945, 333-108790, 333-104732 and 333-62566) of American Pacific Corporation of our report dated December 20, 2010, relating to the consolidated financial statements, which appear in this Form 10-K.
/s/ BDO USA, LLP
Las Vegas, Nevada
December 20, 2010